Exhibit 23.4

P +1.800.262.3011

3040 East Cornwallis Road, PO Box 12194

Research Triangle Park, NC 27709-2194, USA

www.rtihs.org

February 5, 2024

ASEP Medical Holdings, Inc.

420 – 730 View Street

Victoria, BC

V8W 3Y7

Dear ASEP Colleagues:

By this letter, Research Triangle Institute d/b/a RTI Health Solutions hereby gives its consent to be identified in the registration statement to be made by ASEP to the Securities and Exchange Commission, pursuant to Rule 436 of the Securities Act, relating to our health economic modeling work on the impact of early and accurate sepsis diagnosis.

Please let us know if we can be of further assistance in this matter.

Very truly yours,

Jennifer A. Luebke	Electronically signed by: Jennifer A. Luebke
Reason: I am an authorized signatory and I
approve this document.
Date: Feb 5, 2024 13:39 EST

Jennifer A. Luebke, JD

Vice President, Legal & Regulatory Affairs

RTI Health Solutions

Letter to SEC 02-05-24

Final Audit Report	2024-02-05

Created	2024-02-05

By:	Jennifer A. Luebke (jluebke@rti.org)

Status:	Signed

Transaction ID:	CBJCHBCAABAAxzQYXh6GuLnXQa4iGeSTMvd9RRtrgCcO

“Letter to SEC 02-05-24” History

Document created by Jennifer Luebke (jluebke@rti.org)
2024-02-05 - 6:37:57 PM GMT

Signer Jennifer Luebke (jluebke@rti.org) entered name at signing as Jennifer A. Luebke
2024-02-05 - 6:38:58 PM GMT

Document e-signed by Jennifer A. Luebke (jluebke@rti.org)
Signing reason: I am an authorized signatory and I approve this document.
Signature Date: 2024-02-05 - 6:39:00 PM GMT - Time Source: server

Agreement completed.
2024-02-05 - 6:39:00 PM GMT